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                                                                  EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the:

1. Registration Statement (Form S-8 No. 33-74634) pertaining to the Regal Cinemas, Inc. Participant Stock Option Plan, Regal Cinemas, Inc. Employee Stock Option Plan, 1993 Employee Stock Incentive Plan and 1993 Outside Directors' Stock Option Plan of Regal Cinemas, Inc.;

2. Registration Statement (Form S-8 No. 333-13295) pertaining to the 401(k) Profit Sharing Plan of Regal Cinemas, Inc.;

3. Registration Statement (Form S-8 No. 333-13291) pertaining to the 1993 Employee Stock Incentive Plan of Regal Cinemas, Inc.;

of our report dated July 2, 1997, with respect to the consolidated financial statements of Cobb Theatres, L.L.C. for the year ended December 31, 1996 included in the Current Report on Form 8-K/A (Amendment No. 1) of Regal Cinemas, Inc. and to the incorporation by reference therein of our report dated October 23, 1996, with respect to the consolidated financial statements of Cobb Theatres, L.L.C. for the years ended August 31, 1996 and 1995 included in the Annual Report (Form 10-K) for the year ended August 31, 1996 of Cobb Theatres, L.L.C. filed with the Securities and Exchange Commission.



                                              /s/ Ernst & Young LLP

                                              Ernst & Young LLP

Birmingham, Alabama
September 9, 1997